UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 10, 2025, the ALT5 Sigma Corporation (the “Company”) reached a settlement with Wellington Peel, LLC, Jean-Francois Amyot, Hugues Benoit and Prime Delta Corp. (the “WP Parties”), resolving the litigation previously disclosed by the Company in its Current Report on Form 8-K filed on November 5, 2025, which disclosed the commencement of an action in the Court of Chancery of the State of Delaware (the “Settlement”). As part of the Settlement, the WP Parties certified the destruction of (or returned, where feasible) all Company information previously accessed and in their possession, including any copies, and further certified that Company information, which includes such emails and files previously disclosed as being accessed without authorization and compromised in the Company’s Current Report on Form 8-K filed November 5, 2025, had not been transferred, transmitted, or otherwise disclosed to any other person. The parties agreed to a mutual release of all claims and potential claims among them related to the matters previously disclosed on November 5, 2025, and the litigation previously commenced by the Company was withdrawn without prejudice.

Additionally, as part of the Settlement, Wellington Peel, LLC and the Company’s Canadian subsidiary agreed to resolve a contractual dispute relating to a previously terminated consulting agreement. In consideration for that resolution, the parties agreed to a mutual release of all claims and potential claims between or among Wellington Peel, LLC and the Company and its Canadian subsidiary, and the Company agreed to pay Wellington Peel, LLC the total sum of $200,000, a portion of the amount claimed due under the relevant agreement, as follows: (1) $100,000 upon the execution of the Settlement and (2) $20,000 in five monthly installments commencing in February 2026, and to issue to Wellington Peel, LLC and its principal, Mr. Benoit, a total of 225,000 shares of the Company’s common stock. The Company’s Canadian subsidiary also agreed to resolve a dispute with a former employee affiliated with Wellington Peel, LLC regarding an unissued award of shares. In that resolution, the parties agreed to a mutual release of all claims and potential claims between or among the former employee and the Company and its Canadian subsidiary, and the Company agreed to issue to the former employee 50,000 shares of the Company’s common stock.

The Settlement does not contain any admission of liability or wrongdoing by any party. The Company does not expect the Settlement to have a material impact on its financial condition, results of operations, or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: December 12, 2025	By:	/s/ Tony Isaac
Tony Isaac
Acting Chief Executive Officer